Exhibit 10.28
SUBLEASE
     THIS SUBLEASE (“Sublease”) is made and entered into as of March 23, 2006 by and between Continental Casualty Company, an Illinois insurance company with its principal office located at CNA Center, 333 South Wabash Avenue, Chicago, Illinois 60685 (“Sublessor”), and Global Employment Solutions, Inc., a Colorado corporation with its principal office located at 10375 Park Meadows Drive, Suite 375, Littleton, Colorado 80124 (“Sublessee”).
W I T N E S S E T H:
     WHEREAS, Sublessor and TR ParkRidge Four, a Delaware corporation with its principal office located at C/O KBS Realty Advisors, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660, successor in interest to ParkRidge Six, LLC, a Delaware limited liability company (“Prime Lessor”), entered into that certain Lease Agreement dated as of November 22, 2002 (“Prime Lease”), a copy of which has been provided by Sublessor to Sublessee;
     WHEREAS, pursuant to the Prime Lease, Sublessor leases twenty seven thousand four hundred twenty four (27,424) rentable square feet of space (“Premises”) on the 3rd Floor of the building located at 10375 Park Meadows Drive, Littleton, Colorado 80124 (“Building”) for a term that expires on April 30, 2010;
     WHEREAS, Sublessee desires to sublet that portion of the Premises consisting of four thousand two hundred sixty four (4,264) rentable square feet located in the southeast corner on the 3rd Floor of the Building and further depicted on the floor plan attached hereto and incorporated herein as Exhibit A.1 (“Subleased Premises”); and
     WHEREAS, Sublessor desires to sublease the Subleased Premises to Sublessee, subject to the terms and conditions set forth in this Sublease, all of which are acceptable to Sublessee;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Sublessor and Sublessee agree as follows:
     1. Recitals; Capitalized Terms. The recitals set forth above are integral parts of this Sublease and shall be deemed to be a part hereof. Unless otherwise expressly provided herein, capitalized terms which are used in this Sublease shall have the same meanings ascribed thereto in the Prime Lease.
     2. Subleased Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby accepts from Sublessor the Subleased Premises, subject to the Prime Lease, upon the terms, covenants and conditions of this Sublease.
     3. Term. The term (“Term”) of this Sublease shall commence on or about April 22, 2006 (“Commencement Date”) and shall expire at 5:00 p.m. on April 29, 2010 (“Expiration Date”) or the sooner termination hereof in accordance with the terms and conditions of this Sublease. Notwithstanding any provision to the contrary in this Sublease or the Prime Lease, in the event the Expiration Date coincides with the end of the term under the Prime Lease, the Expiration Date shall be the calendar day immediately preceding the end of the term under the Prime Lease. Within ten (10) business days after the Commencement Date, Sublessor and Sublessee shall execute a commencement date agreement in the form attached hereto as Exhibit B and made a part hereof.
     4. Use. The Subleased Premises shall be used and occupied by Sublessee solely for general office activities in compliance with this Sublease, the Prime Lease, and all applicable laws, and for no other purpose.
     5. Rent. Sublessee hereby covenants and agrees to pay to Sublessor base rent (“Base Rent”) as set forth in the following rent schedule table:

Months	Annual Base Rent per RSF	Annual Base Rent	Monthly Installment
4/22/2006 – 10/31/2007	$12.50	$53,300.00	*$	4,441.67
11/1/2007 – 10/31/2008	$12.80	$54,579.20		$4,548.27
11/1/2008 – 10/31/2009	$13.10	$55,858.40		$4,654.87
11/1/2009 – 4/29/2010	$13.40	$57,137.60		$4,761.47

* Base Rent shown in the table shall be abated for the first six (6) months and nine (9) days of the Term provided that Sublessee is not in default under this Sublease during the rent abatement period.
     Such payments shall commence on November 1, 2006 (“Rent Commencement Date”) in advance on the first day of each month of the Term, without notice, demand, deduction or set-off whatsoever, and shall be payable to Sublessor at its office set forth below in Section 16 or as otherwise directed by Sublessor from time to time by written notice to Sublessee. Base Rent for any period during the Term less than one calendar month shall be prorated based on a three hundred sixty-five (365) day year. If the Rent Commencement Date or the Expiration Date is not the first or last day of a calendar month, respectively, the first or the last (as the case may be) Base Rent payment shall be pro-rated. The first payment of Base Rent shall accompany Sublessee’s execution and delivery of this Sublease. The term “Rent” shall refer to Base Rent and any other amounts owing by Sublessee to Sublessor under the provisions of this Sublease including, without limitation, the provisions of Section 6(f).
     6. Prime Lease.

     (a) Sublease Subordinate to Prime Lease. This Sublease is subject to and subordinate to the Prime Lease and to all other matters and interests to which the Prime Lease is or shall be subordinate. Sublessee represents and warrants that it has read and is familiar with the terms of the Prime Lease and acknowledges and agrees that no provisions of this Sublease shall be deemed to grant Sublessee any rights greater than those accorded to Sublessor as tenant or lessee under the Prime Lease.
     (b) Description of Parties’ Obligations. In furtherance of the provisions of this Section 6, the parties hereby confirm to one another that it is not practical in this Sublease to enumerate and to allocate specifically all of the rights and obligations of the parties under the Prime Lease. Accordingly, in order to afford Sublessee the benefits of this Sublease and those provisions of the Prime Lease which, by their nature, are intended to benefit the party in possession of the Subleased Premises, and in order to protect Sublessor against a default by Sublessee which might, in turn, cause a default by Sublessor under the Prime Lease, the parties hereby agree to the general allocation of rights, duties, obligations and responsibilities set forth in this Section 6. In the event of any conflict between this Sublease and the Prime Lease, the terms and conditions of this Sublease shall control vis a vis Sublessor and Sublessee.
     (c) Sublessor’s Obligations. Provided that Sublessee shall timely pay all Rent when and as due under this Sublease, Sublessor shall pay, when and as due, all base rent, additional rent and other charges payable by Sublessor to Prime Lessor under the Prime Lease. Further, except as otherwise expressly provided herein and so long as Sublessee is not in default hereunder, Sublessor (1) shall not, by its act or omission to act, cause a default under the Prime Lease, (2) shall not, without the prior written approval of Sublessee, which approval shall not be unreasonably withheld, conditioned or delayed, terminate the Prime Lease or amend, revise or waive any provision of the Prime Lease if the foregoing might have a material adverse effect upon Sublessee’s use or occupancy of the Subleased Premises, and (3) shall perform its covenants and obligations under the Prime Lease which do not require for their performance possession of the Subleased Premises and which are not otherwise to be performed hereunder by Sublessee on behalf of Sublessor.
     (d) Sublessee’s Obligations. Subject to the provisions of Section 6(c), Sublessee hereby agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. Further, notwithstanding any provision in this Sublease or the Prime Lease to the contrary, Sublessee shall have no right, power or authority, without the prior written approval of Sublessor, to amend, revise, terminate or waive any provision of, or otherwise materially adversely affect Sublessor’s interests, rights or remedies under, the Prime Lease. Except as otherwise expressly provided herein, (1) Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises (e.g., maintenance and repair of the Subleased Premises), (2) if practicable, Sublessee shall perform affirmative covenants which are also covenants of Sublessor under the Prime Lease at least five (5) days prior to the date when Sublessor’s performance is required under the Prime Lease, and (3) if Sublessee fails to fulfill its obligations under this Section 6(d), Sublessor shall have the right to enter the Subleased Premises to cure any such failure or default by Sublessee.
     (e) Rights to Prime Lessor’s Obligations. Sublessor hereby grants Sublessee the right to receive all of the services and benefits with respect to the Subleased Premises which are to be provided by Prime Lessor under the Prime Lease. Notwithstanding the foregoing, Sublessee hereby acknowledges and agrees that: (1) no representation or warranty made by Prime Lessor in the Prime Lease shall be deemed to be a representation or warranty made by Sublessor to Sublessee hereunder; (2) Sublessor shall have no duty to perform any obligations of Prime Lessor which are by their nature the obligation of an owner or manager of real property and Sublessee shall look solely to Prime Lessor for the performance thereof, including, without limitation, the provision of services, maintenance, repairs, compliance with legal requirements and the removal of hazardous materials; (3) Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Prime Lessor in the performance or observance by Prime Lessor of any of its obligations under the Prime Lease, nor shall such default by Prime Lessor affect this Sublease or waive or defer the performance of any of Sublessee’s obligations hereunder except to the extent that such default by Prime Lessor excuses performance by Sublessor under the Prime Lease; and (4) notwithstanding the foregoing provisions of subsection (3), provided that Sublessee pays all costs and expenses of Sublessor, provides security reasonably satisfactory to Sublessor in connection with such payments, and indemnifies and holds Sublessor harmless in connection therewith, Sublessor shall, upon written notice from Sublessee, reasonably cooperate with Sublessee in obtaining Prime Lessor’s performance of its obligations under the Prime Lease, including, without limitation, making formal demand upon Prime Lessor and taking appropriate legal action to enforce the Prime Lease.
     (f) Additional Prime Lessor Services. Sublessor shall reasonably cooperate with Sublessee to cause Prime Lessor to provide services required by Sublessee in addition to those otherwise required to be provided by Prime Lessor under the Prime Lease. Within ten (10) days after receiving an invoice therefor, Sublessee shall pay the amount of Prime Lessor’s charge for such services to either Sublessor or directly to Prime Lessor, as so directed by Sublessor. If at any time a charge for such additional services is attributable to the use of such services both by Sublessor and Sublessee, the cost thereof shall be equitably divided between Sublessor and Sublessee. As set forth above in Section 5, the amounts payable under this Section 6(f) shall constitute Rent.
     (g) Exclusions of Certain Provisions of Prime Lease. Notwithstanding any provision herein to the contrary, Sublessee shall not have any rights or obligations under the following provisions of the Prime Lease: Section 2.2 (Additional Rent); Section 8.7 (Landlord’s Default) (except as otherwise set forth in Section 6(e) above); Section 9.1 (Assignment or Sublease by Tenant); Section 13.1 (Notices) — Landlord’s notice address only; Exhibit D (Work Letter) (except for Schedule D-1 (Building Standard Improvements)); Exhibit J (Renewal Option); Exhibit K (Expansion Rights); Exhibit L (Option to Terminate); Exhibit M (Antenna License).
     Notwithstanding anything contained herein to the contrary, Sublessor hereby waives its rights under Exhibit J (Renewal Option) as to the Subleased Premises. Further, in the event Sublessee desires to directly negotiate a lease with Prime Lessor for the Subleased Premises prior to the expiration of the Term of this Sublease, Sublessor shall engage in good faith efforts not to interfere in such negotiations to the extent such efforts do not detrimentally affect Sublessor from exercising its rights under the Prime Lease or Sublease, nor prevent Sublessor from fulfilling its duties or obligations under the Prime Lease or Sublease.
     (h) Assignment, Subletting or Other Transfer by Sublessee. Sublessee shall have the right to assign this Sublease or to sublet the Subleased Premises, in whole or in part, so long as it obtains the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and the prior written consent of Prime Lessor, which consent may be granted or withheld as provided in the Prime Lease Further, Sublessee shall not permit the Subleased Premises, the Premises or the Building to become subject to any mechanics’, laborers’ or materialmen’s liens on account of labor or material furnished or claimed to have been furnished to Sublessee or work performed or claimed to have been performed on the Subleased Premises. Sublessor may, however, assign its interest under the Prime Lease as permitted by the terms and conditions thereof, and upon such assignment, Sublessor shall be released from all of its covenants and obligations hereunder.
     (i) Shortened Time Limits. Time is of the essence of this Sublease. Except as otherwise expressly set forth herein or in the event of an emergency, the time limits contained in the Prime Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant by Sublessor as the tenant or lessee thereunder, are hereby changed for the purposes of this Sublease by shortening the same in each instance by ten (10) calendar days so that Sublessee shall have a lesser time to observe or perform hereunder than Sublessor has under the Prime Lease. If such time periods are ten (10) calendar days or less, however, the periods applicable to Sublessee shall be reduced in half.
     (j) Rights Afforded to Sublessor. Sublessor shall be entitled to the same access to the Subleased Premises as Prime Lessor has to the Premises pursuant to the Prime Lease and to all other rights and remedies which Prime Lessor has under the Prime Lease with respect to Sublessor. Accordingly, Sublessee shall not change the locks to the Subleased Premises unless it provides Sublessor with two (2) sets of copies thereof (one set of which shall be provided to Prime Lessor). Further, wherever the Prime Lease requires the consent of Prime Lessor, the consent of Sublessor shall also be required. If Sublessee fails to remit any payments when due, Sublessee shall further become obligated to remit to Sublessor any and all late charges and other such fees as set forth in the Prime Lease.
     7. Prime Lessor’s Consent to Sublease. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Prime Lessor’s consent hereto in accordance with the Prime Lease. Sublessee agrees to furnish to Sublessor such information as may be reasonably necessary to obtain such consent, and to enter into such agreements among Prime Lessor, Sublessor and Sublessee as Prime Lessor may reasonably require. Any delay in Prime Lessor’s furnishing such consent shall not postpone or extend the Expiration Date. In the event such consent is not granted within fifteen (15) business days after the mutual execution of this Sublease, the following shall occur: (a) this Sublease shall terminate and be of no further force or effect; (b) Sublessee shall immediately quit and vacate the Subleased Premises if it has already taken possession thereof; (c) Sublessor shall return the Security Deposit further described in Section 15, if any, as well as any amounts remitted by Sublessor pursuant to Section 5; and (d) except as provided in this sentence, Sublessor and Sublessee shall have no further obligation or liability under this Sublease.
     8. Defaults and Remedies.
     (a) Sublessee Defaults. Sublessee shall be in default of this Sublease if: (1) Sublessee fails to timely pay when due any amounts required to be paid by Sublessee hereunder; (2) Sublessee fails to perform or comply with any other covenant of this Sublease or the Prime Lease required to be performed by Sublessee or with which Sublessee must comply, and such failure continues uncured, after written notice thereof to Sublessee, for the applicable period specified in Section 6(i) for curing any such failure; (3) Sublessee is declared insolvent by law, an assignment of Sublessee’s property is made for the benefit of creditors, a receiver is appointed for Sublessee or Sublessee’s property, or an involuntary petition is filed against Sublessee in bankruptcy which is not dismissed within thirty (30) days of filing; or (4) Sublessee vacates or abandons the Subleased Premises, or any substantial portion thereof, during the Term.
     (b) Prime Lessor Claims. If Prime Lessor shall claim or otherwise allege in writing that a use of, action or inaction involving, or other circumstances concerning, the Subleased Premises is in violation of any provision of the Prime Lease or may become a default under the Prime Lease, then Sublessee shall, promptly after notice from Sublessor or Prime Lessor, cease such use or action, or take such action or cause such circumstances to be changed so that the basis or alleged basis for such claim or allegation shall no longer exist. The provisions of this Section 8(b) shall be in addition to Sublessor’s other rights and remedies hereunder, under the Prime Lease, and at law or in equity.
     (c) Sublessor Remedies. Upon the occurrence of a default by Sublessee under this Sublease, and in addition to all of the rights and remedies available to Sublessor pursuant to law or in equity: (1) Sublessor shall have the same rights and remedies with respect to such default by Sublessee as Prime Lessor has with respect to a breach of the Prime Lease; (2) Sublessor shall have the right to terminate this Sublease and to re-enter and repossess the Subleased Premises without prejudice to any remedies for damages, including, without limitation, for accrued unpaid Rent; and (3) Sublessor may terminate

Sublessee’s right to possession of the Subleased Premises without terminating this Sublease or releasing Sublessee from any of its obligations hereunder, including, without limitation, the obligation to pay Rent, whereupon the right of Sublessee to possession of the Subleased Premises shall cease. In the event Sublessor terminates Sublessee’s right to possession pursuant to subsection (3), Sublessor shall have the right to relet the Subleased Premises, and, at Sublessee’s cost and expense, change the locks and or other entry devices of the Subleased Premises, make repairs, alterations and additions in or to the Subleased Premises, and redecorate the same to the extent deemed necessary by Sublessor. Sublessee shall pay such cost and expense on demand. The rights and remedies afforded to Sublessor pursuant to this Sublease, the Prime Lease, at law or in equity, are cumulative and not exclusive. Further, the failure of Sublessor to insist upon the strict performance of any provision of this Sublease or the Prime Lease, or to exercise any right or remedy hereunder or available at law or in equity, shall under no circumstances be construed as a waiver or relinquishment of any provision, right or remedy.
     9. As Is; Alterations.
     (a) Condition of Subleased Premises. Sublessee agrees to accept the Subleased Premises in their “AS IS” condition at the time possession thereof is delivered to Sublessee, except for the construction and installation of the demising wall and two ingress/egress doors, as depicted on Exhibit A.2 attached hereto and incorporated herein, which shall be completed by Sublessor at its sole cost and expense. Except as expressly set forth in this Sublease, Sublessor shall have no obligation to perform any other alterations, work or repairs (including, without limitation, any electrical work or other work necessary to make the Subleased Premises comply with laws) or pay any sums to Sublessee in order to prepare the Subleased Premises for Sublessee’s occupancy thereof. Sublessee acknowledges that no representations with respect to the condition of the Subleased Premises, or with respect to the condition of any fixtures, equipment, furnishings, installations, or systems therein contained or otherwise connected thereto, have been made to Sublessee by Sublessor or any other party.
     (b) Initial Alterations. Sublessee desires certain improvements and alterations (the “Initial Alterations”) to the Subleased Premises, which are outlined on Exhibit A.3 attached hereto and incorporated herein and which have been approved by Sublessee, Sublessor and Prime Lessor. These Initial Alterations shall be: (i) at the sole cost and expense of Sublessee; (ii) performed in full compliance with the applicable provisions of the Prime Lease and in full compliance with all applicable laws; and (ii) performed during regular business hours or after hours, as determined by Sublessor in its sole discretion. Further, Sublessee shall indemnify and hold Sublessor harmless from and against liability, loss, cost, damage, liens and expenses imposed on Sublessor arising out of the performance of Initial Alterations by Sublessee. In connection with Sublessor’s approval of any Initial Alterations, Sublessor shall advise Sublessee in writing if Sublessee is required to remove the Initial Alterations at the end of the Term, to restore the Subleased Premises to the condition existing prior to the making of the Initial Alterations, and to repair any damage occasioned by such removal or restoration, all at Sublessee’s sole cost and expense.
     (c) Subsequent Alterations. If Sublessee desires to perform, or cause to be performed, any installations, additions, improvements, alterations or other work (each, a “Subsequent Alteration” and collectively, the “Subsequent Alterations”) to all or any part of the Subleased Premises, it may only do so with the prior written approval of Sublessor and, to the extent required under the Prime Lease, the prior written approval of Prime Lessor. If so approved, all Subsequent Alterations shall be performed in full compliance with the applicable provisions of the Prime Lease and in full compliance with all applicable laws. Further, Sublessee shall indemnify and hold Sublessor harmless from and against liability, loss, cost, damage, liens and expenses imposed on Sublessor arising out of the performance of Subsequent Alterations by Sublessee. Any Subsequent Alterations shall be at the sole cost and expense of Sublessee and, except for Sublessee’s moveable furniture and trade fixtures, shall become part of the Subleased Premises and belong to Sublessor. In connection with Sublessor’s approval of any Subsequent Alterations, Sublessor shall advise Sublessee in writing if Sublessee is required to remove the

Subsequent Alterations at the end of the Term, to restore the Subleased Premises to the condition existing prior to the making of the Alterations, and to repair any damage occasioned by such removal or restoration, all at Sublessee’s sole cost and expense.
     10. Surrender. Upon the expiration or earlier termination of the Term, Sublessee shall vacate, surrender and deliver the Subleased Premises to Sublessor in the same condition as of the Commencement Date, ordinary wear and tear excepted, provided that Sublessee repair any damage to the Subleased Premises as a result of the removal of its personal property and any Alterations and Subsequent Alterations required to be removed pursuant to Section 9(b) and 9(c). In the event Sublessee fails to comply with the foregoing removal obligations or upon Sublessee being dispossessed by process of law or otherwise, any such property shall be deemed conclusively to be abandoned and Sublessor may retain, sell, store, destroy or otherwise dispose of the same as Sublessor so elects in its sole reasonable discretion upon ten (10) days’ prior written notice to Sublessee. Sublessee shall pay Sublessor on demand any reasonable out-of-pocket expenses incurred by Sublessor in the removal of such property, including, without limitation, the cost of repairing any damage to the Building caused by the removal of such property and storage charges (if Sublessor elects to store such property). Further, in the event the end of the Term coincides with the end of the term under the Prime Lease, Sublessee shall provide Sublessor with reasonable access to the Subleased Premises to allow Sublessor to fulfill its obligations under the Prime Lease, including, without limitation, removing any Alterations and Subsequent Alterations existing in the Subleased Premises prior to the Commencement Date and Sublessee shall otherwise reasonably cooperate with Sublessor in connection with the foregoing. Sublessee’s obligations under this Section 10 shall survive the expiration or earlier termination of this Sublease.
     11. Holdover. If Sublessee remains in possession of the Subleased Premises after expiration or earlier termination of the Term, Sublessee shall be deemed to be occupying the Subleased Premises as a tenant at the sufferance of Sublessor, subject to all of the provisions of this Sublease, except that for each month or partial month in which Sublessee holds over, Rent for such month or portion thereof shall be one hundred fifty percent (150%) of the amount of Rent in effect during the last month of the Term without apportionment for any partial month; in the event the expiration or earlier termination of the Term coincides with the expiration of the term under the Prime Lease, however, Sublessee shall remit the greater of 150% of the Rent then in effect or the amounts owing under the Prime Lease. Additionally, Sublessee agrees to indemnify Sublessor for any and all loss, damage, cost, expense and liability (including, without limitation, attorneys’ fees, court costs and consequential damages) incurred by Sublessor in connection with Sublessee’s holdover at the Subleased Premises. No provision in this Section 11 shall: (a) be deemed to be a consent by Sublessor to any holdover by Sublessee; (b) preclude or exclude Sublessor from exercising its right of re-entry; or (c) be deemed to be a waiver of any other rights or remedies which Sublessor may have available hereunder, under the Prime Lease, at law or in equity.
     12. Damage by Fire or Other Casualty; Condemnation. This Sublease shall automatically terminate in the event of a termination of the Prime Lease by either Sublessor or Prime Lessor by reason of fire, casualty, condemnation or eminent domain affecting the Premises or the Building. Notwithstanding any provision to the contrary contained herein or in the Prime Lease, in the event that the Building, the Premises, the Subleased Premises, or any portion of any of the foregoing is damaged or destroyed on account of fire or other casualty or taken under the power of condemnation or eminent domain, Sublessee shall have no right to: (a) terminate this Sublease as to all or any part of the Subleased Premises; or (b) receive an abatement of Rent, although in the event that Sublessor receives an abatement of its rent obligations in such circumstances, Sublessee shall be entitled to a corresponding proportionate abatement of its Rent obligations under this Sublease.
     13. Indemnity. Sublessee shall defend, indemnify and hold Sublessor, along with Sublessor’s ultimate parent company CNA Financial Corporation, all subsidiaries and affiliates of CNA Financial Corporation, and the officers, directors, shareholders, agents, servants representatives, and employees of all the foregoing entities, harmless from and against any and all claims, losses, demands, actions, causes of action, obligations, liabilities, suits, costs and expenses (including attorneys’ fees) resulting from any failure by Sublessee to perform or observe any provision hereof or of the Prime Lease, from any misrepresentation by Sublessee herein, from the use or occupancy of the Subleased Premises by Sublessee or its agents, employees, contractors, licensees, or invitees, or from the gross negligence, willful misconduct, or violation of law by Sublessee or its agents, employees, contractors, or licensees or invitees. Sublessee’s obligations under this Section 13 shall survive the expiration or earlier termination of this Sublease.
     14. Insurance. Sublessee shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublessor under the Prime Lease naming Prime Lessor in the manner required therein. Further, Sublessee shall name Sublessor, along with Sublessor’s ultimate parent company CNA Financial Corporation, all subsidiaries and affiliates of CNA Financial Corporation, and the officers, directors, agents, servants, representatives, and employees of all the foregoing entities, in such liability insurance policy as an additional insured for any and all liability occurring at any time arising out of or incidental to this Sublease. Such insurance shall include, but shall not be limited to, commercial general liability insurance which shall be written to include bodily injury, property damage, personal injury, advertising liability, products and completed operations liability, and contractual liability (“CGL Insurance”). Such insurance afforded to Prime Lessor and Sublessor shall be primary insurance and any other valid insurance existing for Prime Lessor’s and/or Sublessor’s benefit shall be excess of such primary insurance. Sublessee shall obtain such endorsement to its policy of CGL Insurance as is necessary to cause such policy to comply with the foregoing requirement. In addition, Sublessee shall procure and maintain, at its own cost and expense, such property insurance as is required to be carried by Sublessor under the Prime Lease to the extent such property insurance pertains to the Subleased Premises. If the Prime Lease requires Sublessor to insure Alterations, Sublessee shall insure such Alterations which are located in the Subleased Premises, as well as Alterations performed by Sublessee. Prior to the Commencement Date, Sublessee shall furnish to Sublessor a certificate of Sublessee’s insurance required hereunder. All such certificates will contain no less than thirty (30) days’ prior written notice of cancellation, non-renewal or material change in coverage by certified or registered mail, return receipt requested. Provided such waiver shall not invalidate the waiving party’s property insurance, each party hereby waives claims for property damage against the other and Sublessee hereby waives claims against Prime Lessor if and to the extent that Sublessor waives such claims against Prime Lessor under the Prime Lease for property damage to the Subleased Premises or its contents.
     15. Security Deposit. Sublessee hereby covenants and agrees to pay Sublessor a deposit in the amount of Eight thousand eight hundred eighty three and 34/100 dollars ($8,883.34) to secure the performance by Sublessee of its obligations hereunder (“Security Deposit”). The Security Deposit shall be payable upon Sublessee’s execution and delivery of this Sublease to Sublessor. Upon any default by Sublessee hereunder, Sublessor may, without prejudice to any other rights or remedies, use the Security Deposit to pay any due but unpaid amounts of Rent, as well as any other cost, damage or liability incurred by Sublessor in connection with such default. Provided that Sublessee complies with all terms and conditions of this Sublease, any remaining balance of the Security Deposit shall be returned to Sublessee, without interest, on the expiration or earlier termination of the Term. The Security Deposit shall not be considered an advance payment of Rent or a measure of Sublessor’s damages in the event of a default hereunder by Sublessee. Notwithstanding the foregoing, if Rent is paid when due during the first twelve months of the Term, then Sublessor shall apply Four Thousand Four Hundred Forty One and 67/100 dollars ($4,441.67) of the Security Deposit towards Base Rent due for the month of November, 2008.
     16. Notices. Unless otherwise expressly provided herein, any notice, request, communication, demand or other correspondence which either party may or must give to the other hereunder shall be in writing and delivered personally, by nationally recognized overnight commercial courier, by facsimile transmission (provided that a copy is contemporaneously sent by nationally recognized overnight commercial courier), or by United States certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

If to Sublessor:	If to Sublessee:
Continental Casualty Company	Global Employment Solutions, Inc.CNA
Center – 44th Floor	10375 Park Meadows Drive, Suite 375
333 South Wabash Avenue	Littleton, Colorado 80124
Chicago, Illinois 60685	Attention: Dan Hollenbach, CFO Attention:
VP, Corporate Real Estate	Facsimile No.: (303) 216-9533
Facsimile No.: (312) 817-2272

Rent Payment Address:
CCC Corporate Real Estate
21897 Network Place
Chicago, Illinois 60673-1218
Attention: CRE-CO07 Littleton Sublease
If Sublessor or Sublessee receives any written notice or demand from Prime Lessor relating to the Subleased Premises or the Prime Lease, such party shall promptly give a copy thereof to the other party. Either party may, by written notice, direct that future notices or demands be sent to a different address. Notices shall be deemed given when received if delivered personally, by nationally recognized overnight commercial courier, or by facsimile (provided that a copy is contemporaneously sent by nationally recognized overnight commercial courier), or on the third (3rd) business day following the mailing thereof in the United States mail as above described.
     17. Brokers. Sublessee represents and warrants to Sublessor that neither it, nor its officers, employees or agents, has acted so as to entitle any brokers, finders, consultants or other persons or entities to commissions in connection with this Sublease except Liberty-Greenfield, LLLP (“Sublessee’s Broker”). Similarly, Sublessor represents and warrants to Sublessee that neither it, nor its officers, employees or agents, has acted so as to entitle any brokers, finders, consultants or other persons or entities to commissions in connection with this Sublease except The John Buck Company (“Sublessor’s Broker”). Sublessor is responsible for payment of a commission to Sublessor’s Broker, which commission shall be shared with Sublessee’s Broker as a cooperating broker in accordance with a separate agreement between Sublessee’s Broker and Sublessor’s Broker. Sublessee and Sublessor shall each indemnify and hold the other harmless from any and all loss, damage, cost, expense and liability (including, without limitation, attorneys’ fees) arising from a breach of its foregoing representation and warranty.
     18. Representations and Warranties; Survival of Obligations and Remedies. Sublessor and Sublessee each hereby represent, warrant and covenant to one another that it has full power and authority to enter into this Sublease and to perform its obligations hereunder in accordance with its terms, that it is duly authorized to conduct business in the state in which the Building is located, that it has duly authorized, executed and delivered this Sublease, and that this Sublease constitutes a legal, valid and binding obligation. Sublessee further represents, warrants and covenants to Sublessor that any and all balance sheets, net worth statements and other financial statements and data which it delivered to Sublessor in conjunction with this Sublease, whether prior or subsequent to Sublessor’s execution of this Sublease, are true and complete, the information contained therein fairly and accurately represents Sublessee’s financial condition as of the dates set forth therein and as of the dates of delivery thereof to Sublessor, and since the dates thereof, there has been no material adverse change in such financial condition. Notwithstanding any provision herein to the contrary, any liability or obligation of Sublessor or Sublessee arising during or accruing with respect to the Term shall survive the Expiration Date or earlier termination of this Sublease, including, without limitation, obligations and liabilities relating to (a) the payment of Rent and any other amounts owing by Sublessee with respect to this Sublease, (b) the condition of the Subleased Premises and the removal of Sublessee’s property, and (c) the indemnity and hold harmless provisions in this Sublease.
     19. Choice of Law; Severability. In the event the Prime Lease does not contain a choice of law provision, this Sublease shall be governed by and construed in accordance with the laws of the state in which the Building is located without regard to rules for choice of law or conflicts of laws. Further, in the event that any of the provisions of this Sublease is held to be invalid or unenforceable, such provision shall be deemed to be severed from this Sublease and shall not impair or affect in any manner the validity, enforceability or binding effect of the remaining provisions of this Sublease.
     20. Interpretation. Wherever required by the text and context, references to the singular shall include the plural, references to the masculine shall include the feminine and neuter gender, references to the conjunctive shall include the disjunctive, and vice versa. Captions and definitions used within this Sublease are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Sublease, nor do they affect or constitute part of this Sublease.
     21. Merger; Amendments; Counterparts; Sublease Not an Offer. All prior understandings and agreements between Sublessor and Sublessee with respect to this Sublease or the Subleased Premises are merged within this Sublease which alone fully and completely sets forth the understanding of the parties. This Sublease may not be modified in any manner other than by a written agreement signed by both parties. This Sublease may be executed in multiple counterparts each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. The submission of this Sublease to Sublessee for review does not constitute a reservation for or option for the Subleased Premises, nor any part of the Premises, and this Sublease shall not become effective as a contract until an original, executed by both Sublessor and Sublessee, and consented to in writing by Prime Lessor, is delivered to and accepted by Sublessor.
     22. Additional Provisions.
(a) Signage. Notwithstanding any provision in this Sublease to the contrary, Sublessor shall use good faith reasonable efforts to obtain Prime Lessor’s consent to install and maintain, at Sublessee’s sole cost and expense, a sign indicating Sublessee’s name at the elevator bank servicing the Subleased Premises, on the exterior of the door providing access to the Subleased Premises, and a listing on the Building directory in the lobby. The foregoing shall be subject to the applicable terms and conditions of the Prime Lease.
(b) Parking. Sublessee shall be entitled to the non-exclusive use of Sublessee’s Proportionate Share of the unreserved uncovered parking spaces and unreserved covered parking spaces which Sublessor is entitled to use pursuant to the terms and conditions of the Prime Lease, which is five (5) spaces per 1,000 square feet of Rentable Area, consisting of twenty-one (21) unreserved parking spaces or two (2) unreserved covered parking spaces and nineteen (19) unreserved uncovered parking spaces. Sublessee’s use of the unreserved covered parking spaces shall be on a month-to-month basis pursuant to a separate parking agreement between Sublessee and Prime Lessor and subject to the then-going rate charged by Prime Lessor. Sublessee agrees that Sublessee and its employees, agents, representatives and invitees shall use such parking spaces in accordance with the Prime Lease. Under no circumstances, however, shall Sublessee be entitled to use any reserved parking spaces granted to Sublessor under the Prime Lease.

(c) Furniture. Effective as of the Commencement Date, in exchange for the sum of one dollar ($1.00), Sublessor shall transfer and convey to Sublessee, pursuant to a commercially reasonable Bill of Sale attached hereto and incorporated herein as Exhibit C, any ownership rights which it may have in those certain work stations, task chairs and conference table and chairs located within the Subleased Premises as of the Commencement Date and further identified on the inventory attached to the Bill of Sale (collectively, the “Furniture”). Due to such transfer and conveyance, Sublessor shall not have any obligation to repair or replace the Furniture or to remove the Furniture following the expiration or earlier termination of the Term. Sublessor has not made, nor does it make, any representations, warranties or promises with respect to the Furniture and the transfer and conveyance thereof shall be on an “AS IS, WHERE IS” basis.
     IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Sublease to be duly executed by its respective duly authorized representative effective as of the date first above written.

SUBLESSOR:		SUBLESSEE:
Continental Casualty Company		Global Employment Solutions, Inc.
By:	/s/ Mark Kruse	By:	/s/ Dan Hollenbach

Printed Name: Mark Kruse		Printed Name: Dan Hollenbach
Its: Vice President 3-27-06		Its: Chief Financial Officer

Approved by
Law Dept.
By: NAD
Date: 3/23/06

Exhibit A1

Existing Plan

LITTLETON, CO
3rd Floor

CNA

Layout Design Notes

REVISIONS

NO.	DATE	DESCRIPTION
1	[illegible]	PRELIMINARY PLAN
2	[illegible]	REVISED PLAN
3	[illegible]	REVISED PLAN
4	[illegible]	FINAL PLAN
5	[illegible]	FILE LOCATION NUMBER PLAN
6	[illegible]	RECONFIGURATION
7	[illegible]	RECONFIGURATION
8	[illegible]	RECONFIGURATION

SITE : LITTLETON, CO
FLOOR : 3RD FLOOR
LOCATION CODE : D007

Base Plan

CNA CORPORATE REAL ESTATE
NATIONAL DESIGN & PROJ. MGMT.
333 S. WABASH, 44th FLOOR
CHICAGO IL 60604
(312) 822-5000

PROJECT LOCATION
Littleton, CO
3rd Floor
10375 Park Meadows Drive
Littleton, CO 80124

Project # -
Designer -
Date -

SHEET NO.
D-1

Exhibit A2

LITTLETON, CO

3rd Floor

NORTH
0
4'
8'
16'
FEC

Exhibit A3

Exhibit B
Memorandum of Commencement Date
Date:______________
Sublessor: Continental Casualty Company
Sublessee: Global Employment Solutions, Inc.
Subleased Premises Address: 10375 Park Meadows Drive, Littleton, Colorado
Re: Sublease dated as of March 23, 2006 (“Sublease”)
1.	Sublessee has accepted possession of the Subleased Premises and now occupies same.

2.	The Commencement Date of the Sublease is , 2006.

3.	The Expiration Date of the Term of the Sublease is , 2010.

4.	The Rent Commencement Date of the Sublease is , 2006.

5.	Capitalized terms used herein shall have the same meanings which are ascribed thereto in the Sublease.

SUBLESSOR:	SUBLESSEE:
Continental Casualty Company	Global Employment Solutions, Inc.

By:	By:

Printed Name: Mark Kruse	Printed Name:

Its: Vice President	Its:

Exhibit C
April 22, 2006
BILL OF SALE
     For and in exchange of the sum of one and 00/100 dollars ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Continental Casualty Company, an Illinois insurance company with its principal place of business located at 333 South Wabash Avenue, Chicago, Illinois 60685 (“Seller”), hereby sells and transfers on an “as is, where is” basis to Global Employment Solutions, Inc., a Colorado corporation, with an office located at 10375 Park Meadows Drive, Suite 375, Littleton, Colorado 80124 (“Buyer”), all of Seller’s right, title and interest in and to the personal property further described on Schedule A attached hereto and incorporated herein (collectively, the “Property”). The Property is currently situated in Seller’s offices located at 10375 Park Meadows Drive, Littleton, Colorado 80124 (“Current Location”).
     Seller hereby represents and warrants to Buyer as follows: (a) that it owns the Property, free and clear of liens and encumbrances of any nature whatsoever; and (b) it has full right, power and authority to sell and transfer the Property and to execute this Bill of Sale; and (c) the person executing this Bill of Sale on Seller’s behalf is duly authorized by all necessary and appropriate action to bind Seller hereto.
     THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES AND OF ANY OTHER OBLIGATIONS ON THE PART OF SELLER; SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OR QUALITY OF THE PERSONAL PROPERTY, ITS MERCHANTABILITY OR ITS FITNESS FOR A PARTICULAR PURPOSE. Buyer acknowledges that it has decided to accept the Property based upon its own inspection and judgment and that the condition of the Property is acceptable. Accordingly, Buyer expressly disclaims any reliance upon statements, representations or warranties made by Seller except as expressly set forth in this Bill of Sale.
     Buyer hereby represents and warrants to Seller as follows: (a) it has full right, power and authority to purchase the Property and to execute this Bill of Sale; and (b) the person executing this Bill of Sale on Buyer’s behalf is duly authorized by all necessary and appropriate action to bind Buyer hereto.
     Buyer hereby acknowledges and agrees that it shall bear full and complete responsibility and liability for the Property from the moment it receives a copy of this Bill of Sale executed on behalf of Seller. Accordingly, Buyer shall be responsible for making any insurance or financial arrangements as it deems appropriate for its own protection including, without limitation, procuring its own property insurance with respect to the Property.
     At any time after April 22, 2006, Buyer may remove all or any portion of the Property from its Current Location at Buyer’s sole cost and expense.
     Except as expressly provided herein, Buyer, on its own behalf and on behalf of its successors and assigns, hereby forever releases, discharges and holds harmless Seller, its parent company, subsidiaries, affiliates, predecessors, successors, assigns, along with its and their respective officers, directors, shareholders, employees, servants, agents, and representatives, from and against any and all claims, demands, actions, proceedings, liabilities, losses, damages, costs, expenses, and fees arising out of or connected with the removal of the Property from the Current Location or the use and condition of the Property.
     Buyer and Seller, along with their respective legal counsel, have had the opportunity to mutually contribute to the negotiations and preparation of this Bill of Sale. Accordingly, no provision hereof shall be construed and interpreted against either party based on the drafting of such provision by a particular party or its legal counsel.
     This Bill of Sale shall bind and inure to the benefit of Buyer and Seller and their respective successors and assigns.
     IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed as of the date set forth hereinabove.

Seller:		Buyer:
Continental Casualty Company		Global Employment Solutions, Inc.

By:		By:	/s/ Dan Hollenbach

Name:	Mark Kruse	Name:	Dan Hollenbach
Its:	Vice President	Its:	CFO

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Schedule A
36 each — 6x6 Steelcase cubicle workstation
36 each — task chair for each cubicle workstation
1 each — 6x12 Steelcase director workstation
3 each — task chairs for director workstation
1 each — Rectangle Conference Room Table
8 each — conference room chairs
NOTE: worktables, file cabinets, storage cabinets are not included in this Bill of Sale.

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